Exhibit (i)(3): Consent of Counsel
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[LETTERHEAD]
                                 Law Offices of

                             DECHERT PRICE & RHOADS
                               1775 Eye St., N.W.
                           Washington, DC 20006-2401


                           Telephone: (202) 261-3300
                              Fax: (202) 261-3333



                                December 29, 1999


Gardner Lewis Investment Trust
105 North Washington Street
Post Office Box 4365
Rocky Mount, NC  27803-0365


     Re: Post-Effective Amendment No. 20 to Registration Statement on Form N-1A for Gardner Lewis Investment Trust ("Trust") (File Nos. 33-53800 and 811-07324)
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Dear Sirs and Madams:

          We hereby consent to the reference to our firm as counsel in the Trust's Statement of Additional Information contained in the Post-Effective Amendment No. 20 to the Trust's Registration Statement.


                                                     Very truly yours,

                                                     /s/ Dechert Price & Rhoads

                                                     Dechert Price & Rhoads